UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Embarcadero Road Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price $11.50 per share	ACHR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported, on April 18, 2022, Archer Aviation Inc. (the “Company”) announced that Adam Goldstein has been named the sole Chief Executive Officer of the Company. Brett Adcock, the Company’s Co-Founder and former Co-Chief Executive Officer, will remain on the Company’s Board of Directors. Mr. Adcock’s service as the Company’s Co-Chief Executive Officer ended effective April 13, 2022 (the “Separation Date”).

Mr. Adcock and the Company have entered into a separation agreement (the “Separation Agreement”), dated April 28, 2022, pursuant to which Mr. Adcock agreed to a customary general release and waiver of claims, a covenant not to sue the Company, and a twelve month lock-up period related to the transfer of any capital stock (or securities convertible into capital stock) of the Company, subject to a limited exception to (i) sell a limited portion of his holdings in each of the third and fourth quarters of 2022 and the first quarter of 2023 and (ii) transfer shares in connection with the payment of taxes associated with the settlement of shares underlying the Founder Grant (as defined below). The Separation Agreement entitles Mr. Adcock to receive certain severance benefits after the Separation Date, including but not limited to: (i)  salary continuation payments based on his current salary of $600,000 for a period of twenty-four months, less standard payroll deductions and tax withholdings; (ii) an additional cash bonus severance payment equal to $600,000, which equals two times the amount of Mr. Adcock’s target annual bonus for 2022; (iii) a cash severance payment with respect to COBRA premiums equal to $64,602.48; (iv) twenty-four months of accelerated vesting of Mr. Adcock’s unvested shares subject to time-based equity awards (excluding Mr. Adcock’s restricted stock units that were allocated immediately prior to the closing of the Company’s business combination transaction (the “Founder Grant”)); (v) eligibility for continued vesting upon the achievement of certain milestones of the Founder Grant that will remain outstanding for fifteen months following the Separation Date and (vi) an additional payment equal to $1,500,000.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Separation Agreement of Brett Adcock, dated April 28, 2022

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: April 29, 2022
	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Chief Legal Officer